As filed with the U.S. Securities and Exchange Commission on April 29, 2025.

Registration No. 333-286495

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GORES HOLDINGS X, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	98-1740672
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6260 Lookout Road

Boulder, CO 80301

(303) 531-3100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alec Gores

Chairman

6260 Lookout Road

Boulder, CO 80301

Telephone: (303) 531-3100

Facsimile: (303) 531-3200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Heather L. Emmel, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Tel: (212) 310-8000 Fax: (212) 310-8007	Paul D. Tropp, Esq. Christopher J. Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, NY 10036 Tel: (212) 596-9000 Fax: (212) 596-9090

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Gores Holdings X, Inc. is filing this Amendment No. 2 (this “Amendment”) to its registration statement on Form S-1 (File No. 333-286495) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of the Registration Statement, the signature page to the Registration Statement and filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. The Exhibit Index is incorporated herein by reference.

II-1

EXHIBIT INDEX

Exhibit No	Description
1.1**	Form of Underwriting Agreement.

3.1**	Memorandum and Articles of Association.

3.2**	Form of Amended and Restated Memorandum and Articles of Association.

4.1**	Specimen Unit Certificate.

4.2**	Specimen Class A Ordinary Share Certificate.

4.3**	Specimen Warrant Certificate (included as part of Exhibit 4.4).

4.4**	Form of Warrant Agreement between Computershare Trust Company, N.A. and the Registrant.

5.1**	Opinion of Weil, Gotshal & Manges LLP.

5.2*	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant.

10.1**	Promissory Note, dated June 30, 2023, issued to Gores Sponsor X LLC.

10.2**	Amended and Restated Promissory Note, dated January 30, 2025, issued to Gores Sponsor X LLC

10.3**	Form of Letter Agreement among The Gores Group, LLC, the Registrant and its officers and directors and Gores Sponsor X LLC.

10.4**	Form of Investment Management Trust Agreement between Computershare Trust Company, N.A. and the Registrant.

10.5**	Form of Registration Rights Agreement among the Registrant and certain security holders.

10.6**	Securities Subscription Agreement, dated June 30, 2023, between the Registrant and Gores Sponsor X LLC.

10.7**	Form of Private placement shares Purchase Agreement between the Registrant and Gores Sponsor X LLC.

10.8**	Form of Indemnity Agreement.

10.9**	Form of Administrative Services Agreement between the Registrant and The Gores Group, LLC.

10.10**	Surrender of Shares and Amendment No. 1, dated February 3, 2025, to the Securities Subscription Agreement, dated June 30, 2023, between the Registrant and Gores Sponsor X LLC.

14.1**	Form of Code of Ethics.

23.1**	Consent of WithumSmith+Brown, PC.

23.2**	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

23.3*	Consent of Maples and Calder (Cayman) LLP, Cayman Islands Legal Counsel to the Registrant (included in Exhibit 5.2)

24.1**	Power of Attorney (included on signature page of this Registration Statement).

99.1**	Form of Audit Committee Charter.

99.2**	Form of Compensation Committee Charter.

99.3**	Consent of Randall Bort.

99.4**	Consent of Nancy Tellem.

99.5**	Consent of Elizabeth Marcellino.

107**	Filing Fee Table.

*	Filed herewith
**	Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado, on the day of April 29, 2025.

GORES HOLDINGS X, INC.

By:	/s/ Mark Stone
Name:	Mark Stone
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

* Mark Stone	Chief Executive Officer (Principal Executive Officer)	April 29, 2025

/s/ Andrew McBride Andrew McBride	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 29, 2025

* Alec Gores	Chairman	April 29, 2025

By:	/s/ Andrew McBride
Name:	Andrew McBride
Title:	Attorney-in-Fact

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Gores Holdings X, Inc. in the City of Boulder, State of Colorado, on the 29th day of April, 2025.

By:	/s/ Mark Stone
Name:	Mark Stone
Title:	Authorized Representative